Exhibit 2.2

                                VOTING AGREEMENT

            THIS VOTING AGREEMENT (this "Agreement") is entered into this 19th day of June, 2000, by and among PA CONSULTING GROUP, INC., a New Jersey corporation ("Acquiror"), PA HOLDINGS, INC., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), and each other Person listed on the signature page hereof who is a stockholder (each a "Stockholder" and collectively, the "Stockholders") of HAGLER BAILLY, INC., a Delaware corporation (the "Company").

            WHEREAS, the Stockholders own of record and beneficially shares of common stock, par value $.01 per share of the Company ("Company Common Stock") and desire to enter into this Agreement with respect to such shares of Company Common Stock;

            WHEREAS, Acquiror, Merger Sub, PA Holdings Limited and the Company have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, which provides, among other things, for the merger (the "Merger") of the Merger Sub with and into the Company pursuant to the terms and conditions thereof; capitalized terms used herein and not otherwise defined shall have the meanings given to such terms as in the Merger Agreement; and

            WHEREAS, as an essential condition and inducement to Acquiror and Merger Sub entering into the Merger Agreement, Acquiror has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

            NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, agree as follows:

      SECTION 1. Voting

            (a) Each Stockholder hereby agrees to appear, or to cause the holder of record on any applicable record date (the "Record Holder") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof at which matters relating to the Merger, Merger Agreement or any transaction contemplated thereby are considered; and

            (b) Each Stockholder further agrees that, it shall vote, or cause the Record Holder to vote, in person or by proxy all of the shares of Company Common
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Stock, and any other voting interests in the Company owned or hereafter acquired beneficially or of record by such Stockholder:

                  (i) in favor of the Merger and the adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of the Company and by Acquiror) in connection with any meeting of, or solicitation of consents from, the stockholders of the Company at which or in connection with which the Merger and the Merger Agreement are submitted for the consideration and vote of the stockholders of the Company;

                  (ii) against approval or adoption of resolutions which would have the effect of preventing or materially delaying consummation of the Merger or otherwise preventing or materially delaying the Company from performing its obligations under the Merger Agreement; and

                  (iii) against any action which would constitute a material breach of any provision of the Merger Agreement.

            To the extent inconsistent with the foregoing provisions of this
Section 1, each Stockholder revokes any and all previous proxies with respect to shares of Company Common Stock owned beneficially or of record by such Stockholder and agrees not to grant any proxy with respect to and any other voting interests in the Company owned or hereafter acquired beneficially or of record by such Stockholder.

      SECTION 2. Further Assurances

            Each Stockholder shall, at such Stockholder's own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Acquiror the power to carry out and give effect to the provisions of this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) or transaction if such action would materially impair or materially interfere with the ability of any party to effectuate, carry out and comply with all of the terms of this Agreement.

      SECTION 3. Representations and Warranties of Each Stockholder

            Each Stockholder hereby, severally and not jointly, represents and warrants to Acquiror as follows:

            (a) Such Stockholder has the legal capacity and all other power and authority necessary to enter into this Agreement, to perform the obligations


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hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery of this Agreement by Acquiror, Merger Sub and the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights generally and by the application of general principles of equity.

            (b) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not to the knowledge of such Stockholder (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to such Stockholder or by which the property of such Stockholder is bound or affected, or (ii) conflict with or result in any breach of or constitute a default under any contract or agreement to which such Stockholder is a party or by which such Stockholder or such Stockholder's property is bound or affected, which conflict, violation, breach or default would materially impair or materially interfere with such Stockholder's ability to perform its obligations under this Agreement.

            (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not require any consent or other action by any Person under, any provision of any agreement, contract or other instrument binding on such Stockholder.

            (d) There are no proxies, voting agreements or other similar arrangements with respect to the shares of Company Common Stock owned by such Stockholder, except for the voting agreement arising hereunder.

      SECTION 4. Specific Performance

            Each Stockholder acknowledges and agrees that there would be no adequate remedy at law for Acquiror or Merger Sub if such Stockholder fails to perform any of such Stockholder's obligations hereunder, and accordingly agrees that Acquiror and Merger Sub, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of such Stockholder under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction. Each Stockholder hereby waives any objection to the imposition of such relief or to the posting of a bond in connection therewith.

      SECTION 5. Governing Law


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            This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

      SECTION 6. Parties in Interest

            This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If any Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional shares of Company Common Stock or any other voting interests in the Company in any manner, whether by the exercise of any options or any securities or rights convertible into or exchangeable for shares of Company Common Stock or any other voting interests in the Company, by operation of law or otherwise, such shares or other interests shall be held subject to all of the terms and provisions of this Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of such Stockholder or otherwise.

      SECTION 7. Amendment

            This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

      SECTION 8. Severability

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

      SECTION 9. Waiver

            Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any


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provision hereunder shall not operate or be construed as a wavier of any prior or subsequent breach of the same or any other provision hereunder.

      SECTION 10. Notices

            All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

            If to a Stockholder:

            c/o Hagler Bailly, Inc.
            1530 Wilson Boulevard, Suite 400
            Arlington, VA 22209

            with a copy (which shall not constitute notice) to:

            Hogan & Hartson L.L.P.
            8300 Greensboro Drive
            Suite 1100
            McLean, VA 22102
            Telecopier No.: (703) 610-6200
            Attention: Richard T. Horan, Jr., Esq.

            If to Acquiror or Merger Sub:

            PA Consulting Group, Inc.
            c/o PA Consulting Group
            123 Buckingham Palace Road
            London SW1W 9SR
            England
            Telecopier No.: 44-1-207-333-5112
            Attention: Nick Hayes


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            with a copy (which shall not constitute notice) to:

            Loeb & Loeb LLP
            345 Park Avenue
            New York, New York 10154
            Telecopier No.: (212) 407-4990
            Attention: Stanley M. Johnson, Esq.

      SECTION 11. Entire Agreement; Assignment

            This Agreement (a) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and (b) shall not be assigned by operation of law or otherwise, except that this Agreement shall be binding upon each Stockholder and each Stockholder's successors and assigns, and the heirs, executors and administrators of such Stockholder.

      SECTION 12. Headings

            Section headings are included solely for convenience and are not considered to be part of this Agreement and are not intended to be an accurate description of the contents thereof.

      SECTION 13. Counterparts

            This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      SECTION 14. Expenses

            All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

      SECTION 15. Termination

            This Agreement and all of the parties' rights and obligations hereunder shall terminate on the earlier to occur of (a) the date on which the


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Merger Agreement is terminated pursuant to the provisions thereof, or (b) the
Effective Time as defined in the Merger Agreement (the "Termination Date").

      SECTION 16. Officers and Directors

            No person who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to any of such Stockholders by virtue of, any actions taken by any Stockholder in his or her capacity as an officer or director of the Company in exercising its rights under the Merger Agreement.

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            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Voting Agreement, or have caused this Voting Agreement to be executed and delivered on their behalf, as of the date first above written.


                                        PA CONSULTING GROUP, INC.

                                        By: /s/  Nick Hayes
                                           -------------------------------------
                                           Name:  Nick Hayes
                                           Title: Director


                                        PA HOLDINGS, INC.

                                        By: /s/  Nick Hayes
                                           -------------------------------------
                                           Name:  Nick Hayes
                                           Title: Director


                                        STOCKHOLDERS

                                        /s/ Henri-Claude A. Bailly
                                        ----------------------------------------
                                        Henri-Claude A. Bailly

                                        /s/ Jasjeet S. Cheema
                                        ----------------------------------------
                                        Jasjeet S. Cheema

                                        /s/ Robert W. Fri
                                        ----------------------------------------
                                        Robert W. Fri

                                        /s/ Richard H. O'Toole
                                        ----------------------------------------
                                        Richard H. O'Toole

                                        /s/ Howard W. Pifer III
                                        ----------------------------------------
                                        Howard W. Pifer III
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                                        /s/ Fred M. Schriever
                                        ----------------------------------------
                                        Fred M. Schriever

                                        /s/ Alain M. Streicher
                                        ----------------------------------------
                                        Alain M. Streicher

                                        /s/ James Speyer
                                        ----------------------------------------
                                        James Speyer

                                        /s/ Geoffrey W. Bobsin
                                        ----------------------------------------
                                        Geoffrey W. Bobsin

                                        /s/ Roger W. Gale
                                        ----------------------------------------
                                        Roger W. Gale

                                        /s/ Stephen V.R. Whitman
                                        ----------------------------------------
                                        Stephen V.R. Whitman